UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 12, 2005

BELK, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-26207	56-2058574

(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2801 West Tyvola Road, Charlotte, North Carolina	28217-45000

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code                      (704) 357-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 12, 2005, Belk, Inc. (“Belk”) entered into a Note Purchase Agreement among Belk, certain subsidiaries of Belk (the “Obligors”) and the purchasers named therein, with Banc of America Securities LLC as placement agent.

Pursuant to the terms of the Note Purchase Agreement, the Obligors issued and sold $200,000,000 aggregate principal amount of unsecured senior notes to the purchasers, consisting of (a) $20,000,000 of 5.05% Senior Notes, Series A, due July 12, 2012, (b) $100,000,000 of 5.31% Senior Notes, Series B, due July 12, 2015 and (c) $80,000,000 of Floating Rate Senior Notes, Series C, due July 12, 2012. The Series C Notes will bear interest at a rate equal to LIBOR plus 0.8%. As of July 12, 2005, the interest rate on the Series C Notes was 4.35%. For the Series A Notes and Series C Notes, interest is payable quarterly in arrears, and for the Series B Notes, interest is payable semi-annually in arrears.

The Obligors may, at their option, prepay at any time all or part of the Senior A Notes and Senior B Notes, in an amount not less than 10%, for the sum of accrued interest and the greater of par or the Make-Whole Amount. The Obligors may, at their option, prepay at any time all or part of the Senior C Notes, in an amount not less than 10%, for the sum of the principal amount plus a Prepayment Premium.

The Note Purchase Agreement contains customary restrictive covenants pertaining to management and operations of Belk and its subsidiaries, including limitations on debt, on liens, on transactions with affiliates and on mergers, consolidations and sale of assets. The Note Purchase Agreement includes certain financial covenants that require, among other things, the maintenance of a leverage ratio of less than or equal to 4.25 to 1 and a minimum fixed charged coverage ratio of 1.75 to 1. The Note Purchase Agreement also includes customary events of default, including, but not limited to, the failure to pay any interest or principal when due, the failure to perform covenants of this agreement, incorrect or misleading representations or warranties, insolvency or bankruptcy, change of control, the occurrence of certain ERISA events, and certain judgment defaults.

The proceeds from the Note Purchase Agreement were used to repay the Bridge Credit Agreement entered into on July 5, 2005 in connection with the completion of the acquisition of certain department stores from Saks Incorporated.

The foregoing description of the Note Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Note Purchase Agreement, which is filed as Exhibit 99.1 and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

On July 12, 2005, Belk used the proceeds from the Note Purchase Agreement to repay the outstanding amounts under the Bridge Credit Agreement, dated July 5, 2005, among Belk and certain subsidiaries of Belk as borrowers, and Bank of America, N.A. and Wachovia Bank, National Association. The Bridge Credit Agreement was terminated upon repayment.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included under Item 1.01 with respect to the Note Purchase Agreement is incorporated under this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

99.1	Note Purchase Agreement, dated as of July 12, 2005, by and among Belk, Inc. and certain subsidiaries of Belk, Inc., as obligors, and the purchasers referred to therein

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BELK, INC.
Date: July 18, 2005	By:	/s/ Ralph A. Pitts

Ralph A. Pitts, Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Note Purchase Agreement, dated as of July 12, 2005, by and among Belk, Inc. and certain subsidiaries of Belk, Inc., as obligors, and the purchasers referred to therein

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